Exhibit 10.2
April 11, 2011
VIA FACSIMILE AND FEDERAL EXPRESS
Hillary Zimmerman
Arbor Pointe, L.P.
c/o McCormack Baron Salazar, Inc.
720 Olive Street, Suite 2500
St. Louis, Missouri 63101
Fax: (314) 335-2891
Shannon Bright
Chicago Title Insurance Company
2001 Bryan Street, Suite 1700
Dallas, Texas 75201
Fax: (214) 965-1627
Re:	Real Estate Purchase and Sale Agreement with Escrow Instructions, dated as of February 16, 2011 (as amended by the certain First Amendment dated March 18, 2011, the “Purchase Agreement”) between ARBOR POINTE, L.P., an Ohio limited partnership, as Seller (“Seller”) and STEADFAST ASSET HOLDINGS, INC., a California corporation, or its assigns, as Buyer (“Buyer”) for the sale and purchase of certain “Property” (as defined in the Purchase Agreement) including a multi-family residential apartment building commonly known as Arbor Pointe located in Jefferson County, Kentucky. Capitalized terms not defined in this letter shall have the respective meanings assigned to such terms in the Purchase Agreement.
Ms. Zimmerman and Ms. Bright:
     In accordance with Section 18 of the Purchase Agreement, Buyer hereby notifies Seller that Buyer is hereby exercising its right under Section 18 to extend the Outside Closing Date one time for up to thirty (30) days beyond the initial Outside Closing Date (the “Extension”). The Deposit shall remain with the Escrow Agent and shall be subject to the terms and conditions of the Purchase Agreement. Nothing in this letter shall be deemed to waive any rights of Buyer or Seller as otherwise set forth in the Purchase Agreement.

Very truly yours, SREADFAST ASSET HOLDINGS, INC.
By:	/s/ Ana Marie Del Rio
	Name:	ANA MARIE DEL RIO
	Title:	SECREATARY

April 11, 2011

cc:	Thomas Musante SunAmerica Affordable Housing Partners 1 SunAmerica Center, 36th Floor Los Angeles, California 90067-6022 Fax: (310) 772-6794

Joseph S. Klein, Esq. Bouza, Klein & Kaminsky 950 S. Flower Street, Suite 100 Los Angeles, California 90015 Fax: (213) 488-1316